UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2023

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

S101-5289 Cambie Street, Vancouver BC, Canada V5Z 0J5

(Address of principal executive offices)

+ 1-604-336-5353

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

In September, 2023, Summit Networks, Inc., (the “Company” or the “Registrant”) issued 666,667 shares of its common stock for $100,000.05. These shares were issued pursuant to an exemption from registration provided by Regulation D of the Securities Act of 1933. The issuance was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuance. In addition, the transferee of the common stock represented that they had the necessary investment intent as required by Regulation D and agreed to receive share certificates or book entry shares containing a legend that states the securities were restricted pursuant to Rule 144 of the Securities Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Summit Networks Inc.

Date: September 29, 2023	By:	/s/Shuhua Liu
Shuhua Liu
President
(Principal Executive Officer)